Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENVIROTECH VEHICLES, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Envirotech Vehicles, Inc. (hereinafter called the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.

That the original certificate of incorporation of the Company was filed with the Secretary of State of the State of Delaware on November 29, 2016; the Company then filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on June 9, 2017; the Company then filed a certificate of amendment with the Secretary of State of the State of Delaware on June 8, 2018; the Company then filed a certificate of amendment with the Secretary of State of the State of Delaware on May 26, 2021; the Company then filed a certificate of amendment with the Secretary of State of the State of Delaware on June 24, 2022; the Company then filed a certificate of amendment with the Secretary of State of the State of Delaware on August 6, 2025; and the Company then filed a certificate of designation of preferences, rights and limitations of Series A Non-Voting Convertible Preferred Stock with the Secretary of State of the State of Delaware on July 2, 2026 (collectively, the “Amended and Restated Certificate of Incorporation”).

2.	Article I of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“The name of this corporation is Azio AI Holdings, Inc. (the “Corporation”).”

3.

This Certificate of Amendment of the Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Company in accordance with the provisions of Section 242(b)(1) of the DGCL, which provides that no meeting or vote of the stockholders shall be required to adopt an amendment to the certificate of incorporation that only effects changes of a corporation’s name.

IN WITNESS WHEREOF, the undersigned authorized officer of the Company has executed this Certificate of Amendment of the Amended and Restated Certificate of Incorporation as of July 9, 2026.

ENVIROTECH VEHICLES, INC.

By:	/s/ Chris Young
Name Chris Young
Title: Chief Executive Officer